EXHIBIT 99.1
TRIDENT MICROSYSTEMS REPORTS FINANCIAL RESULTS FOR
Third QUARTER of FISCAL YEAR 2006
March quarter revenue grew 10% sequentially
June quarter revenue expected to be up 10-12% sequentially
Sunnyvale, Calif., — April 26, 2006: Trident Microsystems, Inc. (NASDAQ: TRID) a leading provider of digital TV semiconductor technology today announced for the third quarter of fiscal 2006, ended March 31, 2006, the company achieved net revenues of $44,743,000, a sequential increase of 10% from the $40,614,000 reported in the immediately preceding quarter, and a year over year increase of 177% from $16,136,000 reported in the third fiscal quarter one year ago.
Net income of $6,982,000 was recorded in the third quarter ended March 31, 2006, on a generally accepted accounting principles (GAAP) basis, or $0.11 per share on a diluted basis, which included $2,309,000 in amortized stock compensation expense relating to option expense under FAS 123(R) and $1,517,000 charged to cost of revenue and operating expenses relating to amortization of intangibles. This compares to net income of $8,542,000 which was recorded in the second quarter ended December 31, 2005, on a generally accepted accounting principles (GAAP) basis, or $0.14 per share on a diluted basis, which included $2,209,000 in amortized stock compensation expense relating to option expense under FAS 123(R), $1,200,000 charged to cost of revenue and operating expenses relating to amortization of intangibles, and a credit to income tax expense of $414,000, as well as a credit of $1,951,000 relating to the booking of a deferred tax asset for our TTI subsidiary. For the third quarter ended March 31, 2005, the company has a net loss of $ 4,515,000 on a generally accepted accounting principles (GAAP) basis, or $0.10 per share on a diluted basis, which included $4,586,000 of in-process research and development expenses relating to the acquisition of the minority interest in the Company’s TTI subsidiary, and $820,000 in deferred compensation amortization relating to TTI options.
Pro forma net income in the quarter ended March 31, 2006, was $11,050,000, or $0.18 per share on a diluted basis and excludes the items noted above. This compares to pro forma net income of $10,167,000 or $0.17 per diluted share in the quarter ended December 31, 2005 and to pro forma net income in the quarter ended March 31, 2005 of $891,000, or $0.02 per diluted share. A reconciliation between net income on a GAAP basis and pro forma net income/loss is provided in a table following the pro forma consolidated statement of operations.
“We are very pleased with the continuing strong momentum and our good sequential growth rate of 10% in what traditionally has been a seasonally down quarter” said Mr. Frank Lin, Trident’s CEO. In March quarter, there were some conflicting market information and confusion about market trends. We believe this has been the result of a slow down among suppliers to the second and third tier TV manufacturers caused by a dynamic market demand shift to favor first tier world class manufacturers. This trend bodes well for Trident. In particular, we believe we are benefiting from a strong replenishment rate at two of our largest tier one OEM customers who respectively grew sequentially by 18% and 19% in the quarter as they both appear to be gaining market share at present. In addition, we are also experiencing strong product cycles and increased customer penetration which have combined to lead to a broad based growth across the entire flat panel customer base,” continued Mr. Lin. Digital CRT which now represents 8% of our revenues was more than seasonally off due to slower than expected sell through during the Chinese New Year holiday season in late January and February. In addition we believe a significant portion of the digital CRT market is continuing to convert into LCD TV business.”
“In this quarter, we witnessed top-tier OEM customers successfully making the transition from their previous SVP EX based product lines into the new 2006 SVP PX based models which they recently launched worldwide. The SVP-PX represented more than 30% of our flat panel volumes shipped in the quarter” said Mr. Lin.
The current product transition to our SVP-PX signifies the maturity of our product for worldwide platforms and demonstrates the benefits to our customers from our strong product continuity/compatibility between generations from a hardware and software perspective. This product greatly enhances the productivity and competitiveness of our customers in the highly competitive TV market space.
On the HDTV front, in the March quarter, the company also saw its first generation HiDTV based products starting to sell in the U.S. Market. We expect more models by various OEM’s to be launched in the June quarter. The Company believes it is well on the way to achieving its goal to deliver more than $10 million in revenue by the end of calendar 2006. Production starts with our customers mark our entry into the HDTV market and also signal a level of maturity for our HDTV technology. In addition this quarter, the Company has successfully show-cased at CES and started to sample its second HDTV Pro product which is the world’s first SOC product that has integrated both mature HDTV technology and field proven superior display technology (SVP PX/LX) into a single chip. Furthermore, we have continued to develop and introduce a next follow-on generation of HiDTV PRO SOC which will integrate our seventh and latest generation image processing technologies in the HiDTV family by early summer.
As the SVP-PX/LX continues to ramp into production and our customers continue to do well in the market , we now expect to generate approximately 10-12% sequential revenue growth in the June quarter.
About Pro Forma adjustments
To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), Trident uses a non-GAAP conforming, or pro forma, measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, pro forma net income is among the primary indicators management uses for planning purposes.
Management also believes the exclusion of amortization of stock option expense may be useful in comparing the Company’s results with past results and with companies who are not yet subject to FAS 123R. However, the Company’s pro forma measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Trident computes pro forma net income by adjusting GAAP net income for the impact of certain investment gains (or losses) and excluding various items related to the acquisition of the TTI minority interest, including amortization of deferred stock compensation, amortization of intangible assets and charges for in–process research and development costs. A reconciliation between net income/loss on a GAAP basis and pro forma net income is provided in a table following pro forma consolidated financial statements.
Webcast, Teleconference and Taped Replay
The Company also announced that it will hold a conference call to discuss the earnings, which will be held on Wednesday, April 26, 2006 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Shareholders may participate in the call by calling 617-614-3925 passcode 94021917. The conference call will also be webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. A replay of the conference call will be available from 5:00 p.m. Pacific Time April 26, 2006 until midnight Pacific Time May 3, 2006, and can be accessed by calling 617-801-6888 using passcode 19399331.
Forward-Looking Information
This press release contains forward-looking statements, including statements which use the words “expect,” “should,” “hope,” “anticipate,” “believe,” “potential” and similar words, including our statements regarding financial expectations and our expectations regarding market leadership, product introductions and design-wins. The forward-looking statements above are subject to certain risks, and actual results could vary materially depending on a number of factors. These risks include, in particular, changes in trends in the DPTV industries, whether the Company is able to achieve timely product introductions, the failure to obtain design wins among major OEMs for the Company’s products, and competitive pressures, including pricing and competitors’ new product introductions. Additional factors that may affect the Company’s business are described in detail in the Company’s filings with the Securities and Exchange Commission.
Special Stockholder’s Meeting
The Company also announced that it intends to hold a special stockholder’s meeting to consider the adoption of a 2006 Equity Incentive Plan. The meeting is scheduled to occur on May 25, 2006. Proxy statements regarding the proposal will be mailed on or around April 27, 2006.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for HDTV, LCD TV, PDP TV, DLP TV, and DCRT. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company’s web site: http://www.tridentmicro.com.

Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

For Press Releases:
Trident Microsystems, Inc.
John Edmunds
Chief Financial Officer
Tel: (408) 991-8800
Email: Investor@tridentmicro.com	Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Consolidated Statement of Operations

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands, except per share data, unaudited)	2006	2005	2005	2006	2005

Net revenue	$44,743	$40,614	$16,136	$118,561	$48,125
Cost of revenue	20,531	18,533	7,170	53,518	21,476
Cost of revenues — amortization of intangibles	1,383	1,164	—	3,739	—

Gross profit	22,829	20,917	8,966	61,304	26,649
% of net revenue	51.0%	51.5%	55.6%	51.7%	55.4%
Research and development expenses	8,644	8,166	5,481	24,167	15,778
% of net revenue	19.3%	20.1%	34.0%	20.4%	32.8%
Selling, general and administrative expenses	5,612	5,098	2,940	15,527	8,031
% of net revenue	12.5%	12.6%	18.2%	13.1%	16.7%
In-process research and development expenses	—	—	4,586	—	5,171
% of net revenue	—	—	28.4%	—	10.7%

Income (loss) from operations	8,573	7,653	(4,041)	21,610	(2,331)
% of net revenue	19.2%	18.8%	(25.0)%	18.2%	(4.8)%
(Loss) gain on investments, net	(242)	(167)	—	(510)	331
Interest and other income, net	570	642	209	1,724	436
Minority interests in subsidiaries	—	—	(263)	—	(1,179)

Income (loss) before income taxes	8,901	8,128	(4,095)	22,824	(2,743)
% of net revenue	19.9%	20.0%	(25.4)%	19.3%	(5.7)%
Provision (benefit) for income taxes	1,919	(414)	420	2,706	936
% of net revenue	4.3%	(1.0)%	2.6%	2.3%	1.9%

Net income (loss) before cumulative effect of change in accounting principle	6,982	8,542	(4,515)	20,118	(3,679)
% of net revenue	15.6%	21.0%	(28.0)%	17.0%	(7.6)%
Cumulative effect of change in accounting principle	—	—	—	171	—
% of net revenue	0.0%	0.0%	0.0%	0.1%	0.0%

Net income (loss)	$6,982	$8,542	$(4,515)	$20,289	$(3,679)
% of net revenue	15.6%	21.0%	(28.0)%	17.1%	(7.6)%

Basic net income (loss) per share
Prior to cumulative effect of change in accounting principle	$0.12	$0.16	$(0.10)	$0.37	$(0.08)
Cumulative effect of change in accounting principle	—	—	—	—	—

Basic net income (loss) per share	$0.12	$0.16	$(0.10)	$0.37	$(0.08)

Common shares used in computing basic per share amounts	56,025	53,591	46,680	54,042	46,190

Diluted net income (loss) per share
Prior to cumulative effect of change in accounting principle	$0.11	$0.14	$(0.10)	$0.33	$(0.08)
Cumulative effect of change in accounting principle	—	—	—	—	—

Diluted net income (loss) per share	$0.11	$0.14	$(0.10)	$0.33	$(0.08)

Common and common equivalent shares used in computing diluted per share amounts	62,729	60,842	46,680	61,446	46,190

Trident Microsystems, Inc.
Pro Forma Consolidated Statement of Operations

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands, except per share data, unaudited)	2006	2005	2005	2006	2005

Net revenue	$44,743	$40,614	$16,136	$118,561	$48,125
Cost of revenue	20,531	18,533	7,170	53,518	21,476

Gross profit	24,212	22,081	8,966	65,043	26,649
% of net revenue	54.1%	54.4%	55.6%	54.9%	55.4%
Research and development expenses	7,023	6,671	4,938	20,050	14,665
% of net revenue	15.7%	16.4%	30.6%	16.9%	30.5%
Selling, general and administrative expenses	4,790	4,348	2,663	13,352	7,387
% of net revenue	10.7%	10.7%	16.5%	11.3%	15.3%

Income from operations	12,399	11,062	1,365	31,641	4,597
% of net revenue	27.7%	27.2%	8.5%	26.7%	9.6%
Interest and other income, net	570	642	209	1,724	436
Minority interests in subsidiaries	—	—	(263)	—	(1,179)

Income before income taxes	12,969	11,704	1,311	33,365	3,854
% of net revenue	29.0%	28.8%	8.1%	28.1%	8.0%
Provision (benefit) for income taxes	1,919	1,537	420	4,657	936
% of net revenue	4.3%	3.8%	2.6%	3.9%	1.9%

Net income	11,050	10,167	891	28,708	2,918
% of net revenue	24.7%	25.0%	5.5%	24.2%	6.1%

Basic net income per share	$0.20	$0.19	$0.02	$0.53	$0.06
Common shares used in computing basic per share amounts	56,025	53,591	46,680	54,042	46,190

Diluted net income per share	$0.18	$0.17	$0.02	$0.47	$0.06
Common and common equivalent shares used in computing diluted per share amounts	62,729	60,842	51,286	61,446	50,832

A reconciliation between net income (loss) on a GAAP basis
and pro forma net income is as follows:

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands, except per share data, unaudited)	2006	2005	2005	2006	2005

GAAP net income (loss)	$6,982	$8,542	$(4,515)	$20,289	$(3,679)

Amortization of intangibles	1,517	1,200	—	3,945	—
In-process research and development expenses	—	—	4,586	—	5,171
Amortization of stock-based compensation	2,309	2,209	820	6,086	1,757
Loss (gain) on investments, net	242	167	—	510	(331)
Benefit for income taxes	—	(1,951)	—	(1,951)	—
Cumulative effect of change in accounting principle (1)	—	—	—	(171)	—

Pro forma net income	$11,050	$10,167	$891	$28,708	$2,918

Basic net income per share	$0.20	$0.19	$0.02	$0.53	$0.06
Common shares used in computing basic per share amounts	56,025	53,591	46,680	54,042	46,190

Diluted net income per share	$0.18	$0.17	$0.02	$0.47	$0.06
Common and common equivalent shares used in computing diluted per share amounts	62,729	60,842	51,286	61,446	50,832

(1)	The adoption of SFAS 123R resulted in a cumulative benefit from an accounting change of $171,000 on unvested awards for which an expense had already been recorded.

Trident Microsystems, Inc.
Consolidated Balance Sheet

	March 31,	December 31,	March 31,
(in thousands, unaudited)	2006	2005	2005

ASSETS
Current assets
Cash and cash equivalents	$83,388	$68,665	$32,971
Short-term investment — UMC	52,295	46,916	45,454
Accounts receivable, net	7,325	4,430	3,959
Inventories	6,635	4,369	2,838
Deferred income taxes	2,158	2,158	—
Prepaid expenses and other current assets	3,550	2,892	2,401

Total current assets	155,351	129,430	87,623

Property and equipment, net	2,943	2,831	1,990
Intangible assets, net	20,714	22,231	26,029
Investments — other	3,830	4,072	3,200
Other assets	1,890	1,872	1,562

Total assets	$184,728	$160,436	$120,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,252	$11,493	$5,583
Accrued liabilities	16,768	14,331	8,950
Deferred income taxes	2,485	334	—
Income taxes payable	10,007	8,517	5,187

Total current liabilities	42,512	34,675	19,720
Minority interests in subsidiaries	2	2	58

Total liabilities	42,514	34,677	19,778

Stockholders’ equity
Capital stock	103,782	97,536	123,444
Deferred stock-based compensation	—	—	(43,099)
Retained earnings	34,704	27,722	20,480
Accumulated other comprehensive income (loss)	3,728	501	(199)

Total stockholders’ equity	142,214	125,759	100,626

Total liabilities and stockholders’ equity	$184,728	$160,436	$120,404